                                                                    EXHIBIT 10.2


                                 PROGROUP, INC.
                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of January 1, 1996, by and between PROGROUP, INC., d/b/a The Arnold Palmer Golf Company, a Tennessee corporation (the "Company"), and GEORGE H. NICHOLS (the "Optionee").

     1. Grant of Option. Pursuant to the Amended and Restated ProGroup Employee Incentive Stock Option Plan (the "Plan") as described in Section 2 below, the Company hereby grants to the Optionee an option (the "Option") to purchase up to 200,000 shares (the "Optioned Shares") of the Company's common stock, par value $.50 per share (the "Common Stock"), for a price of $3.75 per share.

     2. Option Plan. This Option is granted under the Plan and is subject to the terms and conditions set forth in the Plan. In the event that any of the provisions hereof conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

     3. Timing of Exercise. The Optionee may exercise this Option with respect to the number of the Optioned Shares set forth below from and after the dates specified below. Unexercised Options shall expire on the fifth anniversary of the date of their vesting.


                   Number of
                  Shares Vesting                     Date of Vesting
                  --------------                ----------------------------

                   66,666.66                    First Anniversary of Date
                                                     of this Agreement
                   66,666.66                    Second Anniversary of Date
                                                     of this Agreement
                   66,666.67                    Third Anniversary of Date
                                                     of this Agreement


     Notwithstanding the above vesting schedule, if there is a change in the control of the Company by (i) the sale of a majority of the stock of the Company held by the Company's Chairman and Chief Executive Officer, John T. Lupton, or his estate as of the date of this Agreement, (ii) the sale of substantially all of the assets of the Company, (iii) the merger or consolidation of the Company into or with another corporation, or (iv) any other transaction as a result of which John T. Lupton or his affiliates are no longer in voting control of the Company (a "Change in Control"), all of the Optioned Shares shall be vested as of the date of the Change in Control.

     This Option will expire as to the number of shares vesting ten (10) years from the date of vesting with respect to any then unexercised portion thereof.

     4. Manner of Exercise. This Option shall be exercised by delivering written notice to the Company stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash or in shares of the Company's Common Stock or any combination thereof. Payment in currency or by certified check, cashier's check or postal money order shall be considered payment in cash. In the event that all or part of the purchase price is paid in shares of the Company's Common Stock, the shares used in payment shall be valued at their Fair Market Value (as defined in the Plan) on the date of exercise of this Option.

     5. Nontransferability of Option. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. The terms of this Option shall be binding on the executors, administrators, heirs and successors of the Optionee.

     6. Termination of Employment.

     (a) Death or Disability. The Optionee's right to exercise the Option following his termination from employment as a result of death or disability shall be as set forth in the Plan.

     (b) Termination without Cause. If the Optionee's employment with the Company is terminated by the Company for any reason other than death, disability, or Cause (as such term is defined in the Employment Agreement of even date herewith by and between the Company and Optionee (the "Employment Agreement")) all of the Optioned Shares shall be vested as of the date of such termination.

     (c) Termination for Cause. If the Optionee's employment with the Company is terminated by the Company for Cause (as such term is defined in the Employment Agreement), the Option shall immediately terminate and may not be exercised by the Optionee regardless of whether or not the Optioned Shares have vested under the terms hereof.

     7. Restrictions on Purchase and Sales of Shares. The Company shall not be obligated to sell or issue any shares pursuant to this Option unless the shares are at that time effectively registered or exempt from registration under the

Securities Act of 1933, as amended (the "Securities Act"). The Optionee hereby agrees that, as a further condition to the exercise of this Option, the Optionee, if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act, such shares shall bear an appropriate restrictive legend. Notwithstanding the foregoing, should the shares of Common Stock which are the subject of the Option become the subject of a registration rights agreement between the Company and the Optionee, such shares shall be registered pursuant to the requirements of the Securities Act and subject to the terms of such registration rights agreement.

     8. Adjustment. The number of shares of Common Stock of the Company subject to this Option and the price per share of such shares may be adjusted by the Company from time to time pursuant to the Plan.

     9. No Rights Until Exercise. The Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to this Option until the date of the issuance of a stock certificate to him for such shares. The Company undertakes to use its best efforts to have such a certificate issued promptly upon exercise of the Option.

    10. Amendment.  This Option my be amended as provided in the Plan.

                             PROGROUP, INC.

                             By:
                                -----------------------------------------
                             Title:
                                   --------------------------------------

                             OPTIONEE:

                             /s/ George H. Nichols
                             --------------------------------------------
                             George H. Nichols


                                      3